                                                                    EXHIBIT 99.1

       NovaStar Financial, Inc. Announces Record Date for Proposed Rights
                                    Offering

     KANSAS CITY, MO., August 16, 2007- NovaStar Financial, Inc. (NYSE: NFI), a
residential lender and mortgage portfolio manager, today announced that it has set August 27, 2007 as the record date (the "Record Date") for its previously announced rights offering that would allow holders of NovaStar's common stock and 9.00% Series D-1 Mandatory Convertible Preferred Stock ("Series D-1
Preferred Stock") to purchase shares of its 9.00% Series D-2 Mandatory
Convertible Preferred Stock (the "Series D-2 Preferred Stock").

     Pursuant to the rights offering, NovaStar intends to distribute at no charge to each eligible shareholder of record as of the close of business on the
Record Date non-transferable subscription rights, each of which will entitle the holder to purchase one share of the Series D-2 Preferred Stock for $25.00 in cash. An aggregate of 4,047,000 shares of Series D-2 Preferred Stock will be available for purchase in the offering. If all of the shares of Series D-2
Preferred Stock were purchased, NovaStar would receive aggregate proceeds of
$101.175 million. The Series D-2 Preferred Stock will be convertible into common stock of NFI at any time at the option of the holders, based on an initial conversion price of $28.00 per share of common stock. The Series D-2 Preferred
Stock will also be convertible into common stock at NFI's option, under certain circumstances, after 3 years. After 9 years, if not previously converted, the
Series D-2 Preferred Stock will mandatorily convert into common stock at the then current conversion price. Dividends on the Series D-2 Preferred Stock will be payable, at NFI's election, (1) in kind, by increasing the stated value of the shares, or (ii) in cash, out of funds legally available therefor, except that under certain circumstances NFI will be required to pay dividends in cash.
The number of rights to be distributed to eligible shareholders will be determined as of the Record Date, based on the number of shares of common stock and Series D-1 Preferred Stock outstanding on that date. No fractional rights will be distributed. Fractional rights will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that 4,047,000 shares of Series D-2 Preferred Stock are offered in the rights offering.

     In addition, to the extent that any subscription rights remain unexercised upon the expiration of the offer, rights holders who have exercised their basic subscription privilege in full may purchase additional shares of Series D-2
Preferred Stock at the same $25.00 subscription price pursuant to an over-subscription privilege. If a sufficient number of shares are not available to fully satisfy the over-subscription privilege requests, the available shares will be sold pro-rata among subscription rights holders who exercised their over-subscription privilege, based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

     Rights offering materials, including a prospectus supplement and accompanying prospectus and the subscription rights certificates, will be mailed on or about August 29, 2007 to eligible shareholders. The prospectus supplement and accompanying prospectus will contain important information about the rights offering, and shareholders are urged to read them carefully when available. The rights offering will expire at 5:00 p.m.

Eastern Daylight Time on September 27, 2007, unless extended by NovaStar.
However, other than as may be necessary to comply with requirements and regulations of the New York Stock Exchange, the Securities and Exchange
Commission or other applicable laws, we may not extend the expiration date beyond October 11, 2007 without the consent of the Investors (as defined below).
NFI reserves the right to cancel, amend, modify or terminate the rights offering at any time prior to the expiration date, for any reason.

     In connection with their purchase of the Series D-1 Preferred Stock on July
16, 2007, affiliates of MassMutual Capital Partners LLC and funds managed by
Jefferies Capital Partners IV LLC (collectively, the "Investors") have entered into a standby purchase agreement with NovaStar, in which the Investors agreed, subject to certain conditions, to purchase the Series D-2 Preferred Stock not subscribed for in the rights offering, up to the total of $101.175 million of
Series D-2 Preferred Stock. The Investors, as holders of NovaStar's Series D-1
Preferred Stock, will not be entitled to the over-subscription privilege described above.

     NovaStar intends to file a post-effective amendment to its existing effective shelf registration statement in connection with the rights offering on or about the Record Date. The proposed transaction is subject to completion of definitive documentation and certain other conditions.

     This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus and a related prospectus supplement. When available, copies of the prospectus and prospectus supplement may be obtained from NovaStar Financial, Inc., 8140 Ward Parkway, Suite 300, Kansas City,
Missouri 64114, Attention: General Counsel. Shareholders should watch for any additional press releases containing additional pertinent information regarding the rights offering.

     About NovaStar

     NovaStar Financial, Inc. (NYSE:NFI) is a specialty finance company that originates, purchases, securitizes, sells and invests in loans and mortgage-backed securities. The Company also services a large portfolio of residential loans. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

     For more information, please reference our website at
www.novastarmortgage.com.

     This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, the Company's ability to consummate the transactions contemplated by this press release. Some important factors that could affect our ability to consummate the

transactions contemplated by this press release include: our ability to manage and operate our business during this difficult period for the subprime industry;
our ability to generate and maintain sufficient liquidity on favorable terms;
the size, frequency and structure of our securitizations; our ability to originate and sell loans at a profit; impairments on our mortgage assets;
increases in prepayment or default rates on our mortgage assets; increases in loan repurchase requests; changes in the types of products we offer; inability of potential borrowers to meet our underwriting guidelines; changes in assumptions regarding estimated loan losses and fair value amounts; our ability to improve and maintain effective internal control over financial reporting and disclosure controls and procedures in the future; finalization of the amount and terms of any severance provided to terminated employees; finalization of the accounting impact of our previously announced reduction in workforce; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to generate acceptable origination volume while maintaining an acceptable level of overhead; the stability of residential property values; our continued status as a REIT and our compliance with laws and regulations applicable to REITs; interest rate fluctuations on our assets that differ from our liabilities; our ability to acquire mortgage insurance at favorable prices or at all; the outcome of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; our ability to adapt to and implement technological changes;
compliance with new accounting pronouncements; our ability to successfully integrate acquired businesses or assets with our existing business; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2006, and our quarterly reports on Form 10-Q, for the periods ending March 31, 2007 and June 30, 2007. Other factors not presently identified may also cause actual results to differ. Words such as
"believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as
"will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. This press release speaks only as of its date and we expressly disclaim any duty to update the information herein.

................................................................................

Media Relations Contact
Richard M. Johnson
913.649.8885

Investor Relations Contact
Jeffrey A. Gentle
816.237.7424